EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-4588 of French Fragrances, Inc. on Form S-1 of our report dated April 26, 1996, appearing in the Prospectus, which is part of such Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Miami, Florida
June 6, 1996